SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COHEN & STEERS TAX-ADVANTAGED PREFERRED SECURITIES AND INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

Maryland	84-4445274
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:
Common Shares of Beneficial Interest With Par Value $0.001	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-234772 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Shares, $.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant’s Common Shares set forth under the caption “Description of Shares” in the Registration Statement on Form N-2 (Registration No. 333-234772), as may be amended, filed by the Registrant with the Securities and Exchange Commission, including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

Not Applicable.

[Signature Page Follows.]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund

Date:	October 19, 2020

By:	/s/ Dana A. DeVivo
Dana A. DeVivo
Secretary and Chief Legal Officer